UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 12, 2024, The Real Good Food Company, Inc. (the “Company”) received a notification from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq due to the Company’s failure to comply with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to file in a timely manner all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Nasdaq Staff has determined that the Company would not be able to become fully current with regards to the Company’s late filings by October 14, 2024 (the maximum extent of the Staff’s discretion under the Listing Rules), and as a result, the Staff determined to initiate the delisting process. Accordingly, the Company intends to timely request a hearing before an independent Hearings Panel (the “Panel”). The hearing request will automatically stay any suspension or delisting action through October 4, 2024. Concurrent with the hearing request, the Company intends to seek, subject to the Panel’s discretion, an extended stay of suspension or delisting through the pendency of the hearing and the expiration of any additional extension period granted by the Panel following the hearing. Pursuant to the Nasdaq Listing Rules, the maximum amount of time that can be granted by the Panel runs through April 11, 2025.

By way of background, as previously disclosed, the Company received notices from Nasdaq earlier this year indicating that, as a result of not having timely filed with the SEC its 2023 fiscal year annual report on Form 10-K and its 2024 fiscal year quarterly reports on Form 10-Q (the “Late Reports”), the Company was not in compliance with the Listing Rule. Following the Company’s submission of a compliance plan, Nasdaq granted the Company a deadline of October 14, 2024 (180 calendar days from the filing date for the late annual report on Form 10-K) to regain compliance by filing all Late Reports. However, on September 10, 2024, the Company advised Nasdaq that it did not expect to regain compliance with the Listing Rule by the October 14, 2024 deadline. As a result, the Staff determined to terminate the previously granted exception and send the notification mentioned above. The Company is also currently out of compliance with the Nasdaq Listing Rules requiring a minimum bid price of $1.00 per share and a minimum market value of publicly held shares of $15 million, as disclosed in its current reports on Form 8-K filed with the SEC on April 23, 2024 and April 26, 2024, respectively.

Despite the efforts described above, there can be no assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing or that the Panel will grant the Company a further extension.

On September 18, 2024, the Company issued a press release disclosing the receipt of Nasdaq’s notification. The press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 3.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 18, 2024.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: September 18, 2024	By:	/s/ Jim Behling
Jim Behling
Chief Financial Officer